EXHIBIT 10.1

June 17, 2009

GTCR Fund IX/A, L.P.
GTCR Fund IX/B, L.P.
GTCR Co-Invest III, L.P.
c/o GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, Illinois  60606

In connection with the Purchasers (as defined below) proposed conversion of their shares of Series A Junior Non-voting Preferred Stock (the “Series A Stock”) of PrivateBancorp, Inc., a Delaware corporation (the “Corporation”), into shares of Non-voting Common Stock of the Corporation (the “Non-voting Common Stock”), this letter agreement (this “Agreement”) sets forth the agreement and understanding among the Corporation and each of GTCR Fund IX/A, L.P., a Delaware limited partnership, GTCR Fund IX/B, L.P., a Delaware limited partnership and GTCR Co-Invest III, L.P., a Delaware limited partnership (each a “Purchaser” and collectively, the “Purchasers”) with respect to (i) certain amendments to that certain Stock Purchase Agreement dated as of June 10, 2008 (the “2008 Purchase Agreement”) among the Corporation and the Purchasers, and (ii) the treatment by the Corporation and the Purchasers of certain provisions and covenants contained in that certain Stock Purchase Agreement dated as of November 26, 2007 (the “2007 Purchase Agreement”, and together with the 2008 Purchase Agreement, the “Purchase Agreements”) among the Corporation, the Purchasers and the other investors party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Purchase Agreements.

RECITALS

WHEREAS, as an inducement to the Purchasers to effect a conversion of all the outstanding shares of Series A Stock held by the Purchasers into shares of Non-voting Common Stock of the Corporation (the “Conversion”), the Corporation and the Purchasers desire to (i) set forth their understandings with respect to the effect of the Conversion on certain provisions and covenants applicable to the Corporation and the Purchasers contained in the 2007 Purchase Agreement, including the amendment of certain provisions of the 2007 Purchase Agreement as in effect between the Corporation and the Purchasers, and (ii) amend the 2008 Agreement, in each case on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           AGREEMENT AS TO COVENANTS UNDER THE 2007 PURCHASE AGREEMENT

Effective as of the Effective Date (as defined below), each of the Corporation and the Purchasers agree as follows:

1.1           From and after the Effective Date, the terms, conditions, restrictions and exclusions of section 5.2 of the 2007 Purchase Agreement shall be applicable to and shall govern the disposition of shares of Common Stock issuable upon the conversion of Non-voting

Common Stock through the Lock-up Expiration Date.  All references to “shares of Common Stock issuable upon the conversion of the Preferred Stock purchased by the Institutional Investor” shall be interpreted by the Corporation and the Purchasers to include shares of Common Stock issuable upon the conversion of Non-voting Common Stock held by the Institutional Purchaser following conversion of its Series A Stock.

1.2           From and after the Effective Date, the parenthetical reference “(assuming conversion of the Preferred Stock)” contained in subsection 5.3(c) of the 2007 Purchase Agreement shall be interpreted by each of the Corporation and the Purchasers to mean “(assuming conversion of the Non-voting Common Stock and any Preferred Stock).”

1.3           From and after the Effective Date, the reference in the first sentence of subsection 5.8(a) of the 2007 Purchase Agreement to “For so long as a Purchaser owns any Shares or Preferred Stock” shall be interpreted by each of the Corporation and the Purchasers to mean “For so long as a Purchaser owns any Shares, Non-voting Common Stock or Preferred Stock.”

1.4           From and after the Effective Date, the reference in the first sentence of each of subsection 5.9(a) and 5.9(b) of the 2007 Purchase Agreement to “For so long as the Institutional Purchaser or any of its affiliates holds Shares or any shares of Preferred Stock” shall be interpreted by each of the Corporation and the Purchasers to mean “For so long as the Institutional Purchaser or any of its affiliates holds Shares or any shares of Non-voting Common Stock or Preferred Stock.”

2.           AMENDMENTS TO THE 2008 AGREEMENT.

Effective as of the Effective Date (as defined below), the 2008 Purchase Agreement is hereby amended as follows pursuant to section 11 of the 2008 Purchase Agreement:

2.1           Section 5.3 of the 2008 Purchase Agreement is amended to add the words “Non-voting Common Stock and any” immediately prior to the words “Series A Stock” appearing therein.

2.2           Section 5.5 of the 2008 Purchase Agreement is amended to add the words “Non-voting Common Stock or” immediately prior to the words “Series A Stock” appearing therein.

2.3           Subsection 5.6(a) of the 2008 Purchase Agreement is amended to add the words “Non-voting Common Stock or” immediately prior to the words “Series A Stock” appearing therein.

2.4           Subsection 5.6(b) of the 2008 Purchase Agreement is amended to add the words “Non-voting Common Stock or” immediately prior to the words “Series A Stock” appearing therein.

2.5           Subsection 5.6(c) of the 2008 Purchase Agreement is amended by deleting such provision in its entirety and replacing such provision with the following clause:

“(c)           For so long as any shares of Series A Stock are outstanding, the Corporation shall maintain sufficient authorized but unissued shares of Non-voting Common Stock that are reserved for issuance upon conversion of Series A Stock.  For so long as any shares of Non-voting Common Stock are outstanding, the Corporation shall maintain sufficient authorized but unissued shares of the Corporation’s common stock that are reserved for issuance upon conversion of such outstanding shares of Non-voting Common Stock.”

3.           AUTHORIZATION OF NON-VOTING COMMON STOCK

3.1           Authorization of Non-Voting Common Stock.  The Corporation has duly authorized the issuance of up to an aggregate of 1,951,037 shares of its Non-voting Common Stock upon conversion of the Series A Stock.  A copy of the form of Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as approved by the stockholders of the Corporation on May 28, 2009, providing for the authorization, terms and conditions of the Non-voting Common Stock (the “Charter Amendment”) is attached hereto as Exhibit A.  A copy of the form of Certificate of Amendment setting forth the Amended and Restated Certificate of Designations of the Series A Stock (the “Series A Amendment”), as approved by the stockholders of the Corporation on May 28, 2009, is attached hereto as Exhibit B.

3.2           Issuance of Non-Voting Common Stock.  Subject to the terms and conditions herein provided, the Purchasers hereby agree to convert all shares of Series A Stock held by such Purchasers into shares of Non-voting Common Stock, and the Corporation hereby agrees to issue to the Purchasers, upon conversion of Series A Stock at the Closing provided for in section 4 hereof, an aggregate 1,951,037 shares of Non-voting Common Stock.  The parties hereto acknowledge that this Agreement shall be deemed to constitute the written notice to convert Series A Stock to Non-voting Common Stock pursuant to section 6 of the Series A Amendment.

4.           THE CLOSING

4.1           Time and Place of the Closing.  Subject to section 5 hereof, delivery of the Non-voting Common Stock shall be made at the offices of Vedder Price P.C., or at such other place or in such other manner as may be agreed upon by the Corporation and the Purchasers, at such time or date as the Purchasers and the Corporation may mutually determine (such date herein called the “Effective Date”).

4.2           Delivery of the Non-Voting Common Stock.  At the Closing and subject to section 5 hereof, the Corporation shall deliver to each Purchaser certificates evidencing the shares of Non-voting Common Stock, to be issued to it upon conversion of Series A Stock (as indicated opposite such Purchaser’s name on Schedule I hereto), dated the Effective Date and bearing appropriate legends as hereinafter provided for, and registered on the books and records of the Corporation in such Purchaser’s name.

5.           CONDITIONS TO CONVERSION

5.1           Conditions to the Purchasers’ Obligations.  The obligations of each Purchaser hereunder are subject to the accuracy, as of the date hereof and on the Effective Date, of the representations and warranties of the Corporation contained herein, and to the performance by the Corporation of its obligations hereunder and to each of the following additional terms and conditions:

(a)           Any authorizations, consents, commitments, agreements, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any federal, state or local court or governmental or regulatory agency or authority or applicable stock exchange or trading market (any such court, agency, authority, exchange or market, a “Governmental Authority”) required for the consummation of the Conversion shall have been obtained or filed or shall have occurred and any such orders shall have become final, non-appealable orders.

(b)           Prior to the issuance of the Non-voting Common Stock, the Corporation shall have made any filings, including the Charter Amendment and the Series A Amendment, and received any necessary approvals under the General Corporation Law of the State of Delaware (the “DGCL”) in order to (i) amend the terms of the Series A Stock to permit its conversion into Non-voting Common Stock and (ii) authorize the issuance of Non-voting Common Stock.

(c)           Amendment No. 1 to the Preemptive and Registration Rights Agreement among the Corporation and the Purchasers shall have been entered into by the parties as of the Effective Date (as so amended, the “Preemptive Rights Agreement”).

(d)           Vedder Price P.C., counsel to the Corporation, shall have furnished to the Purchasers its written opinion, addressed to the Purchasers and dated the Effective Date, substantially to the effect set forth in Exhibit C hereto.

(e)           The Purchasers shall have received any and all necessary federal, state, governmental agency and bank regulatory approvals necessary in order for the Purchasers to convert the Series A Stock into Non-voting Common Stock, and any and all applicable waiting periods upon which such approvals are conditioned shall have expired.

5.2           Conditions to the Corporation’s Obligations.

(a)           The Purchasers shall have surrendered for cancellation all certificates evidencing their shares of Series A Stock; and

(b)           The Purchasers shall have received any and all necessary federal, state, governmental agency and bank regulatory approvals necessary in order for the Purchasers to convert the Series A Stock into Non-voting Common Stock, and any and all applicable waiting periods upon which such approvals are conditioned shall have expired.

6.           REPRESENTATIONS AND WARRANTIES

6.1           Representations, Warranties and Agreements of the Corporation.  The Corporation represents and warrants to, and agrees with each Purchaser that as of the date hereof:

(a)           Following the effectiveness of the Charter Amendment and the Series A Amendment, the authorized capital stock of the Corporation consists of 84,000,000 shares of Common Stock, of which 45,544,286 shares are outstanding as of the date of this Agreement; 5,000,000 shares of Non-voting Common Stock, of which no shares will be outstanding immediately prior to the Effective Date; and 1,000,000 shares of preferred stock, no par value, of which 1,951.037 shares of Series A Stock and 243,815 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, are outstanding as of the date of this Agreement.  Immediately following the Closing, the authorized capital stock of the Corporation will consist of 84,000,000 shares of Common Stock, of which 45,544,286 shares will be outstanding; 5,000,000 shares of Non-voting Common Stock, of which 1,951,037 shares will be outstanding; and 1,000,000 shares of preferred stock, no par value, of which no shares of Series A Stock and 243,815 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, will be outstanding.

(b)           Based upon the representations and warranties of each Purchaser contained in the Purchase Agreements, the Corporation is not required by applicable law or regulation in connection with the issuance and delivery of the Non-voting Common Stock to the Purchasers upon Conversion, in the manner contemplated by this Agreement and the Series A Amendment, to register the Non-voting Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

(c)           The shares of Non-voting Common Stock to be issued to the Purchasers upon conversion of their Series A Stock in accordance with the terms of the Series A Amendment and pursuant to the terms of this Agreement have been duly authorized by the Corporation and, when issued and delivered by the Corporation against payment therefor (which shall consist of delivery of the certificates evidencing the Series A Stock in the manner contemplated hereunder and in the Series A Amendment), will be validly issued, fully paid and non-assessable, and, except as set forth in the Preemptive Rights Agreement, there are no preemptive rights relating to the issuance of the Non-voting Common Stock to be issued to the Purchasers pursuant to this Agreement.

(d)           This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and legally binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).  The authorization by the Corporation of this Agreement and the transactions contemplated thereby is intended to provide the Purchasers with the relief from Section 16(b) of the Exchange Act provided by Rule 16b-3(d) thereunder, to the extent necessary.

(e)           The execution, delivery and performance of this Agreement, the issuance of the Non-voting Common Stock in the manner contemplated hereby and by the Series A Amendment, and the consummation of the Conversion, will not violate any of the provisions of the Amended and Restated Certificate of Incorporation, including the Charter Amendment, the Certificate of Designations of the Series A Stock and the Series A Amendment, or By-laws of the Corporation; and no consent, approval, authorization or order of, or filing or registration with any such person (including, without limitation, any such court or governmental agency or body)

is required for the consummation of the Conversion by the Corporation, except such as may be required under state securities laws or Regulation D under the Securities Act or as required under the DGCL.

(f)           No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Conversion is in effect.

(g)           Since December 31, 2008, the Corporation and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the Securities and Exchange Commission (the “SEC”), the Office of Thrift Supervision (the “OTS”), the Federal Deposit Insurance Corporation (the “FDIC”) and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to have a Material Adverse Effect.  All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Corporation Reports”.  As of their respective dates, the Corporation Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the OTS, the FDIC and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(h)           The Corporation has timely filed all documents required to be filed with the SEC pursuant to Section 13(a) or 15(d) and Section 14(a) of Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Corporation has furnished to each Purchaser or otherwise made available a copy of each of the following:  (i) the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended, as filed with the SEC; (ii) the Corporation’s proxy statement for its 2009 Annual Meeting of Stockholders held on May 28, 2009, as filed with the SEC; (iii) the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC; and (iv) the Corporation’s Current Reports on Form 8-K as filed with the SEC since January 1, 2009 (items (i) through (iv) collectively, the “Exchange Act Reports”), which Exchange Act Reports include, among other things, audited consolidated financial statements of the Corporation for its fiscal years ended December 31, 2007 and 2008, and unaudited interim financial statements of the Corporation for its fiscal quarter ended March 31, 2009.  As of the date hereof and as of the Effective Date, each of the documents comprising a part of the Exchange Act Reports did not contain and will not contain any untrue statement of material fact or omitted to state and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)           No broker’s, finder’s, investment banker’s or similar fee or commission has been paid or will be payable by the Corporation with respect to, or for any services rendered to the Corporation ancillary to, the issuance of the Non-voting Common Stock contemplated by this Agreement.

(j)           Neither the Corporation nor, to the best of its knowledge, anyone acting on its behalf has offered the Non-voting Common Stock to, or solicited any offer to buy any Non-voting Common Stock from, or otherwise approached or negotiated in respect thereof with, any person through any “general solicitation” or “general advertising” (as such terms are used in Rule 502(c) of the Securities Act).  Neither the Corporation nor, to the best of its knowledge, anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the Non-voting Common Stock to the registration requirements of Section 5 of the Securities Act.

(k)           Each of the Preemptive Rights Agreement and the Purchase Agreements is in full force and effect and has not been modified, except to the extent modified or amended pursuant to this Agreement.  The Corporation is in compliance in all material respects with the terms of the Preemptive Rights Agreement and the Purchase Agreements.

6.2           Representations and Warranties and Agreements of the Purchasers.  Each Purchaser named on Schedule I, severally and not jointly, represents and warrants to, and agrees with the Corporation that, as of the date hereof:

(a)           Such Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(b)           Each Purchaser represents that:  (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all the requisite power and authority to convert its shares of Series A Stock into Non-voting Common Stock; (ii) it is not an “investment company”, as that term is defined in the Investment Company Act of 1940 or the rules and regulations promulgated thereunder; (iii) the Conversion will not result in any violation of, or conflict with, any term or provision of the charter, bylaws or other organizational document of the Purchaser or any other instrument or agreement to which the Purchaser is a party or by which it is bound; and (iv) the Conversion has been duly authorized by all necessary action on behalf of the Purchaser.

(c)           Such Purchaser acknowledges and is aware that there are substantial restrictions on the transferability of the Non-voting Common Stock.  Purchaser understands that the shares of Non-voting Common have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  Furthermore, Purchaser acknowledges that each certificate evidencing the shares of Non-voting Common Stock purchased hereunder will bear a legend to the effect set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Corporation, such Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE

REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Purchaser understands that the shares of Non-voting Common Stock will not be and except as provided in section 6 below and the Preemptive Rights Agreement, Purchaser has no right to require that the Non-voting Common Stock be, registered under the Securities Act.

If any shares of Non-voting Common Stock become eligible for sale without registration under the Securities Act and without limitation as to amount pursuant to Rule 144 or any similar or successor provision, the Corporation shall, upon the request of the holder of such shares of Non-voting Common Stock acquired pursuant to the Conversion, remove the legend set forth in subsection 6.2(c) from the certificates for such shares.  In addition, if in connection with any transfer a holder of the shares of Non-voting Common Stock delivers to the Corporation an opinion of counsel which (to the Corporation’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that no subsequent transfer of shares shall require registration under the Securities Act, then the Corporation promptly upon such contemplated transfer shall deliver new certificates for such shares which do not bear the Securities Act legend set forth in subsection 6.2(c).

(d)           Each Purchaser represents and warrants that no authorization, approval, consent, filing or registration with any federal Governmental Authority, or to the actual knowledge of the Purchaser any other Governmental Authority, is necessary in order to consummate the Conversion on the Effective Date.

7.           CERTAIN COVENANTS

The Corporation hereby acknowledges that the Common Stock issued upon conversion of any shares of Non-voting Common Stock issued to the Purchasers would constitute Registrable Securities as defined in and the pursuant to the Preemptive Rights Agreement.  The Corporation hereby acknowledges and agrees that it will include all Common Stock of the Corporation issued upon conversion of the Non-voting Common Stock issued to the Purchasers in any resale prospectus or prospectus supplement (a “Resale Prospectus”) filed by the Corporation under its existing automatic shelf registration statement filed on Form S-3 on May 9, 2008, with respect to the resale of the Registrable Securities of each Purchaser pursuant to the terms of the Preemptive Rights Agreement to the extent so requested by a Purchaser and subject to the terms and conditions of the Preemptive Rights Agreement, which Resale Prospectus the Corporation agrees to file with the SEC as soon as practicable after the Effective Date, and in any event no later than the earlier of (1) five business days after the issuance by the Corporation of its quarterly earnings release publicly disclosing its financial results for the quarter ended June 30, 2009, or (2) 60 calendar days after the Effective Date.

8.           MISCELLANEOUS

8.1           Effect of Agreement.  Except as specifically amended above, the Purchase Agreements and all other documents, instruments and agreements executed and/or delivered in connection therewith and currently in effect shall remain in full force and effect, and are hereby ratified and confirmed.  At all times on and after the Effective Date, each reference to either Purchase Agreement in any other document, instrument or agreement shall mean and be a reference to such Purchase Agreement as modified by this Agreement.

8.2           Survival of Representations and Warranties.  All representations and warranties contained in this Agreement made by or on behalf of the Corporation or the Purchasers will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Corporation or the Purchasers, and the issuance of the Non-voting Common Stock upon Conversion under this Agreement, and, except for representations and warranties set forth in subections 6.1(c), (d), (e), (f), (h), (j) and (k), which shall survive indefinitely, shall expire on the first anniversary of the Effective Date.

8.3           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by or against the respective successors and assigns of the parties hereto.

8.4           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS OF SUCH STATE.

8.5           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

8.6           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

8.7           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

8.8           Expenses.  The Corporation shall bear all expenses incurred by it in connection with the Agreement and the Conversion contemplated hereby.  In addition, the Corporation shall promptly reimburse the Purchasers and its affiliates for their actual out-of-pocket costs and expenses (including, without limitation, attorneys’, accountants’, consultants’ and other advisors’ fees and expenses and any filing fees with respect to any required regulatory or Government Authority approvals) arising in connection with this Agreement and the Conversion, which amount shall not exceed $125,000.

8.9           Construction.  Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement.  Where any provision herein refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person or entity.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the agreement between the Corporation and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PRIVATEBANCORP, INC.

By:/s/Larry D. Richman
Name: Larry D. Richman
Title: President and Chief Executive Officer

Confirmed, accepted and agreed.

GTCR FUND IX/A, L.P.

By:	GTCR Partners IX, L.P., its General Partner

By: GTCR Golder Rauner II, L.L.C., its General Partner

By:/s/Collin E. Roche
Name: Collin E. Roche
Title: Principal

GTCR FUND IX/B, L.P.

By:	GTCR Partners IX, L.P., its General Partner

By: GTCR Golder Rauner II, L.L.C., its General Partner

By:/s/Collin E. Roche
Name: Collin E. Roche
Title: Principal

GTCR CO-INVEST III, L.P.

By:	GTCR Golder Rauner II, L.L.C., its General Partner

By:/s/Collin E. Roche
Name: Collin E. Roche
Title: Principal

SCHEDULE I

SCHEDULE OF PURCHASERS

NAME OF PURCHASER	NO. OF SHARES OF SERIES A STOCK	NO. OF SHARES OF NON-VOTING COMMON STOCK
GTCR FUND IX/A, L.P.	1,661.499	1,661,499
GTCR FUND IX/B, L.P.	277.034	277,034
GTCR CO-INVEST III, L.P.	12.504	12,504
TOTAL	1,951.037	1,951,037